Exhibit 99.2

FAX (713) 651-0849
1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191

January 11, 2007

Edge Petroleum Corporation
1301 Travis Street, Suite 2000
Houston, Texas  77002

Gentlemen:

We have completed our oversight review of certain proved oil, gas, condensate and natural gas liquids reserves (the “Reserves”) as of December 31, 2006 that are owned by Smith Production Inc. and that are to be acquired by Edge Petroleum Corporation (the “Company”).

The Company provided us with the following estimates with respect to the reserves:

Estimated Net Reserves and Income Data

Certain Leasehold and Royalty Interests of

Smith Production Inc.

As of December 31, 2006

	Proved
	Developed			Total
	Producing	Non-Producing	Undeveloped	Proved
Net Remaining Reserves
Oil/Condensate - Barrels	541,856	462,593	477,732	1,482,181
Plant Products - Barrels	846,048	865,791	703,625	2,415,464
Gas - MMCF	34,567	27,545	37,133	99,245

Income Data ($M)
Future Gross Revenue	$232,460.1	$195,904.0	$241,208.4	$669,572.5
Deductions	47,085.5	36,755.7	77,606.8	161,448.0
Future Net Income (FNI)	$185,374.6	$159,148.3	$163,601.6	$508,124.5

Discounted FNI @ 10%	$131,880.5	$43,368.7	$83,322.3	$258,571.5

The Company informed us as follows: liquid hydrocarbons are expressed in standard 42 gallon barrels.  All gas volumes are sales gas expressed in millions of cubic feet (MMCF) at the official temperature and pressure bases of the areas in which the gas reserves are located.  The future gross revenue is after the deduction of production taxes.  The deductions are comprised of the normal direct costs of operating the wells, ad valorem taxes, recompletion costs, and development costs.  The future net income is before the deduction of state and federal income taxes and general administrative overhead, and has not been adjusted for outstanding loans that may exist nor does it include any adjustment for cash on hand or undistributed income.  No attempt was made to quantify or otherwise account for any accumulated gas production imbalances that may exist.

1200, 530 8TH AVENUE, S.W. CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550 DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258

Edge Petroleum Corporation
January 11, 2007

The Company has informed us of hydrocarbon prices in effect at December 31, 2006 and of its forecasts of future prices which take into account SEC and Financial Accounting Standards Board (FASB) rules, current market prices, contract prices, and fixed and determinable price escalations where applicable.

The Company has informed us that, in accordance with FASB Statement No. 69, December 31, 2006 market prices were determined using the daily oil price or daily gas sales price (“spot price”) adjusted for oilfield or gas gathering hub and wellhead price differences (e.g. grade, transportation, gravity, sulfur and BS&W) as appropriate.  The Company has also informed us that, in accordance with SEC and FASB specifications, changes in market prices subsequent to December 31, 2006 were not considered.

The Company has informed us that for hydrocarbon products sold under contract, (i) the contract price including fixed and determinable escalations, exclusive of inflation adjustments, was used until expiration of the contract, and (ii) upon contract expiration, the price was adjusted to the current market price for the area and held at this adjusted price to depletion of the reserves.

The Company has informed of the operating costs for the leases and wells and that these costs include only those costs directly applicable to the leases or wells.  The Company has informed us that, when applicable, the operating costs include a portion of general and administrative costs allocated directly to the leases and wells under terms of operating agreements.  The Company has also informed us that no deduction was made for indirect costs such as general administration and overhead expenses, loan repayments, interest expenses, and exploration and development prepayments that are not charged directly to the leases or wells.

The Company has furnished us with the development costs and informed us that such costs were based on authorizations for expenditure for the proposed work or actual costs for similar projects.  The Company has also informed us that the estimated net cost of abandonment after salvage was included for properties where abandonment costs net of salvage are significant.  The Company’s estimate of zero abandonment costs after salvage value for onshore properties was used.  Ryder Scott has not performed a detailed study of the abandonment costs nor the salvage value and makes no warranty for the Company’s estimate.

The Company has informed us that current costs were held constant throughout the life of the properties.

Summary Conclusions

In our opinion, the proved reserves volumes for these properties estimated by the Company as of December 31, 2006 are generally reasonable in the aggregate but should be considered in light of the following observations.

1.               The Company has employed recognized geological and engineering techniques and procedures and adequate data to prepare an estimate of proved reserves as of December 31, 2006 consistent with guidelines established by the U.S. Securities and Exchange Commission.  The definitions of proved reserves are included in the section entitled “Petroleum Reserves Definitions” which is attached with this report.

RYDER SCOTT COMPANY   PETROLEUM CONSULTANTS

Edge Petroleum Corporation
January 11, 2007

2.               The proved reserves as calculated by the Company are classified as being 35 percent developed producing, 29 percent developed non-producing (typically behind pipe) and 36 percent undeveloped.  The undeveloped percentage is higher than most U.S. producers.  The various reserve status categories are defined in the section entitled “Petroleum Reserves Definitions” which is attached with this report.

3.               The proved behind pipe reserves for the Flores Field were estimated using an average per well recovery from analogous completions in the area.  Although the average per well reserves is reasonable, the range of the estimated ultimate recovery for these wells varied substantially.  Additional petrophysical and geological analysis will be required to refine the individual well behind pipe reserves estimate.

4.               Most of the proved undeveloped locations were contained in the Flores, Muy Grande and Hardin South Fields.  We reviewed in detail each location and the surrounding offsets for the Flores and Muy Grande Fields.  We confirmed the Company’s volumetric and material balance original-gas-in-place estimate for the Hardin South Field.

5.               The Company did not include any amounts for abandonment costs in their estimates of future net income based upon the Company’s experience in these fields.  The assumptions of a zero net abandonment cost for these properties may prove to be invalid.

6.               There are other instances where Ryder Scott could take exception to both reserves volumes and classifications but the overall effect is believed to be insignificant.  The timing of initial production from many, perhaps most of the proved undeveloped locations appears to have been scheduled reasonably, but may be subject to unexpected delays related to weather, equipment, personnel and other factors.

Review Setting and Personnel

Our review was conducted over a one week period beginning November 27, 2006 in the Houston office of the Company.  Mr. Tom Powell and Ms. Jocelyn McCormack led the presentation on a field-by-field basis.  Both were fully cooperative, well informed and prepared, and were candid in response to our questions.  They made available to us all logs, maps and other information necessary for our review.

The fields reviewed during this one week period comprised about 88 percent of the present value of the reserves discounted at 10 percent as estimated by the Company as of December 31, 2006.

Ryder Scott was represented by the undersigned, and George Dames.

Operating and Capital Costs

No attempt was made to independently validate the capital and operating costs used by the Company in its reserves study.  Cost containment is a major issue in these fields.

RYDER SCOTT COMPANY   PETROLEUM CONSULTANTS

Edge Petroleum Corporation
January 11, 2007

General

We appreciate the opportunity to work with you in this matter and for the cooperation provided by your staff.  Please feel free to contact me if you have any questions or wish to discuss any aspect of this report.

Very truly yours,

RYDER SCOTT COMPANY, L.P.

Michael F. Stell, P.E.
Senior Vice President

MFS/pl

RYDER SCOTT COMPANY   PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

SECURITIES AND EXCHANGE COMMISSION

INTRODUCTION

Reserves are those quantities of petroleum which are anticipated to be commercially recovered from known accumulations from a given date forward.  All reserve estimates involve some degree of uncertainty.  The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data.  The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved.  Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability.  It should be noted that Securities and Exchange Commission Regulation S-K prohibits the disclosure of estimated quantities of probable or possible reserves of oil and gas and any estimated value thereof in any documents publicly filed with the Commission.

Reserves estimates will generally be revised as additional geologic or engineering data become available or as economic conditions change.  Reserves do not include quantities of petroleum being held in inventory, and may be reduced for usage or processing losses if required for financial reporting.

Reserves may be attributed to either natural energy or improved recovery methods.  Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery.  Examples of such methods are pressure maintenance, cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids.  Other improved recovery methods may be developed in the future as petroleum technology continues to evolve.

PROVED RESERVES  (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X Rule 4-10 paragraph (a) defines proved reserves as follows:

Proved oil and gas reserves.  Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made.  Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

(i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test.  The area of a reservoir considered proved includes:

(A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and

RYDER SCOTT COMPANY   PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

(B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data.  In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the “proved” classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(iii) Estimates of proved reserves do not include the following:

(A) oil that may become available from known reservoirs but is classified separately as “indicated additional reserves”;

(B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

(C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

(D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Proved developed oil and gas reserves.  Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.  Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved undeveloped reserves.  Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.  Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled.  Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.  Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Certain Staff Accounting Bulletins published subsequent to the promulgation of Regulation S-X have dealt with matters relating to the application of financial accounting and disclosure rules for oil and gas producing activities.  In particular, the following interpretations extracted from Staff Accounting Bulletins set forth the Commission staff’s view on specific questions pertaining to proved oil and gas reserves.

RYDER SCOTT COMPANY   PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

Economic producibility of estimated proved reserves can be supported to the satisfaction of the Office of Engineering if geological and engineering data demonstrate with reasonable certainty that those reserves can be recovered in future years under existing economic and operating conditions.  The relative importance of the many pieces of geological and engineering data which should be evaluated when classifying reserves cannot be identified in advance.  In certain instances, proved reserves may be assigned to reservoirs on the basis of a combination of electrical and other type logs and core analyses which indicate the reservoirs are analogous to similar reservoirs in the same field which are producing or have demonstrated the ability to produce on a formation test.  (extracted from SAB-35)

In determining whether “proved undeveloped reserves” encompass acreage on which fluid injection (or other improved recovery technique) is contemplated, is it appropriate to distinguish between (i) fluid injection used for pressure maintenance during the early life of a field and (ii) fluid injection used to effect secondary recovery when a field is in the late stages of depletion?  … The Office of Engineering believes that the distinction identified in the above question may be appropriate in a few limited circumstances, such as in the case of certain fields in the North Sea.  The staff will review estimates of proved reserves attributable to fluid injection in the light of the strength of the evidence presented by the registrant in support of a contention that enhanced recovery will be achieved.  (extracted from SAB-35)

Companies should report reserves of natural gas liquids which are net to their leasehold interest, i.e., that portion recovered in a processing plant and allocated to the leasehold interest.  It may be appropriate in the case of natural gas liquids not clearly attributable to leasehold interests ownership to follow instruction (b) of Item 2(b)(3) of Regulation S-K and report such reserves separately and describe the nature of the ownership. (extracted from SAB-35)

The staff believes that since coalbed methane gas can be recovered from coal in its natural and original location, it should be included in proved reserves, provided that it complies in all other respects with the definition of proved oil and gas reserves as specified in Rule 4-10(a)(2) including the requirement that methane production be economical at current prices, costs, (net of the tax credit) and existing operating conditions.  (extracted from SAB-85)

Statements in Staff Accounting Bulletins are not rules or interpretations of the Commission nor are they published as bearing the Commission’s official approval; they represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.

SUB-CATEGORIZATION OF DEVELOPED RESERVES  (SPE/WPC DEFINITIONS)

In accordance with guidelines adopted by the Society of Petroleum Engineers (SPE) and the World Petroleum Congress (WPC), developed reserves may be sub-categorized as producing or non-producing.

Producing.  Reserves sub-categorized as producing are expected to be recovered from completion intervals which are open and producing at the time of the estimate.  Improved recovery reserves are considered producing only after the improved recovery project is in operation.

RYDER SCOTT COMPANY   PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

Non-Producing.  Reserves sub-categorized as non-producing include shut-in and behind pipe reserves.  Shut-in reserves are expected to be recovered from (1) completion intervals which are open at the time of  the estimate  but  which have not  started  producing,  (2)  wells which  were shut-in awaiting pipeline connections or as a result of a market interruption, or (3) wells not capable of production for mechanical reasons.  Behind pipe reserves are expected to be recovered from zones in existing wells, which will require additional completion work or future recompletion prior to the start of production.

RYDER SCOTT COMPANY   PETROLEUM CONSULTANTS